EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-96283 on Form S-8 pertaining to The Cato Corporation 1999 Incentive Compensation Plan, in Registration Statement No. 33-41314 on Form S-8 pertaining to The Cato Corporation 1987 Incentive Stock Option Plan, in Registration Statement No. 33-41315 on Form S-8 pertaining to The Cato Corporation 1987 Nonqualified Stock Plan, and in Registration Statement No. 33-69844 and 333-96285 on Forms S-8 pertaining to The Cato Corporation 1993 Employee Stock Purchase Plan, of our report dated April 21, 2003 (April 25, 2005 as to the effects of the restatement discussed in Note 1) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 1) relating to the consolidated financial statements and financial statement schedule of The Cato Corporation appearing in and incorporated by reference in the Annual Report on Form 10-K for the year ended January 29, 2005.
/s/ Deloitte & Touche LLP
Charlotte, North Carolina
April 26, 2005

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SCHEDULE II
VALUATION AND QUALIFYING ACCOUNTS

	Allowance
	for		Reserve for	Allowance
	Doubtful		Rental	for Sales
	Accounts(a)		Commitments(b)	Returns(c)

	(In thousands)
Balance at February 2, 2002	$5,968		$1,077	$—
Additions charged to costs and expenses	4,763		1,000	390
Additions charged to other accounts	887	(d)	—	—
Deductions	(5,519	)(e)	(1,121)	—

Balance at February 1, 2003	6,099		956	390
Additions charged to costs and expenses	6,098		1,062	10
Additions charged to other accounts	858	(d)	—	—
Deductions	(6,720	)(e)	(1,402)	—

Balance at January 31, 2004	6,335		616	400
Additions charged to costs and expenses	5,096		1,373	22
Additions charged to other accounts	1,069	(d)	—	—
Deductions	(6,378	)(e)	(1,502)	—

Balance at January 29, 2005	$6,122		$487	$422

(a)	Deducted from trade accounts receivable.

(b)	Provision for the difference between costs and revenues from non-cancelable subleases over the lease terms of closed stores.

(c)	Gross margin revenue on return sales.

(d)	Recoveries of amounts previously written off.

(e)	Uncollectible accounts written off.

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